EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Rent-A-Center, Inc.:

We consent to the incorporation by reference in the registration statements listed below of Rent-A-Center, Inc. and subsidiaries (the Company) of our reports dated March 1, 2017, with respect to the consolidated balance sheets of the Company as of December 31, 2016 and 2015, and the related consolidated statements of operations, stockholders' equity, comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2016, and all related financial statement schedules in the December 31, 2016 annual report on Form 10-K of the Company.

Form Type	File Number	Effective Date
Form S-8	333-53471	05/22/1998
Form S-8	333-66645	11/02/1998
Form S-8	333-32296	03/13/2000
Form S-8	333-62582	06/08/2001
Form S-8	333-136615	08/14/2006
Form S-8	333-139792	01/04/2007
Form S-8	333-40958	07/07/2007
Form S-8	333-145121	08/03/2007
Form S-8	333-171926	01/28/2011
Form S-8	333-211859	06/06/2016

/s/ KPMG LLP

Dallas, Texas
March 1, 2017